                                2,000,000 Shares

                          LASALLE RE HOLDINGS LIMITED

                           Series C Preferred Shares

                   (Liquidation Preference $25.00 Per Share)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                        __________________, 1999


Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
  as Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York  10013

Dear Sirs:

          LaSalle Re Holdings Limited, a Bermuda corporation (the "Company"), proposes to issue and sell 2,000,000 Series C Preferred Shares, par value $1.00 per share, liquidation preference $25.00 per share (the "Shares"), to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"). References herein to "LaSalle Re" are to LaSalle Re Limited, a Bermuda corporation and a subsidiary of the Company.

          The Company wishes to confirm as follows its agreements with the several Underwriters in connection with the several purchases of the Shares by the Underwriters.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder, a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion, relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

     2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $___ per Share (the "purchase price per share"), the number of Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Shares increased as set forth in Section 10 hereof).

     3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Shares shall be made at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019, at 10:00 A.M., New York City time, on ________ __, 1999 (the "Closing
Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between you and the Company.

          Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefor in immediately available funds.

     5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you without charge (i) four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and
(iv) four copies of the exhibits to the Incorporated Documents.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised, or (ii) so long as, in the written opinion of counsel for the Underwriters (a copy of which shall be delivered to the Company), a Prospectus is required by the Act or the Rules and Regulations to be delivered in connection with sales by any Underwriter or dealer, file any information, document or report pursuant to the Exchange Act that upon filing becomes an Incorporated Document, without delivering a copy of such information, document or report to you, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and the Rules and Regulations and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act or the Rules and Regulations to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and the Rules and Regulations and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act or the Rules and Regulations to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or subject it to general taxation, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or the New York Stock Exchange ("NYSE") and (ii) from time to time such other information concerning the Company as you may reasonably request; provided that the Company shall not be required to provide to you any such information that is not available to the public.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

          (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (l) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any other security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement.

          (m) The Company will use its best efforts to have the Shares registered under the Exchange Act concurrently with the effectiveness of the registration statement, to have the Shares listed on the NYSE within 30 days after the date hereof, and to maintain such listing and the registration of the Shares under the Exchange Act.

          (n) The Company hereby validly and irrevocably submits to the jurisdiction of any federal or state court sitting in The City of New York and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (o) The Company will use all reasonable commercial efforts to satisfy on or before the Closing Date all conditions contained in Section 8 hereof to the Underwriters' obligations to purchase the Shares.

     6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (a) Each Prepricing Prospectus included as part of any registration statement or as part of the Registration Statement or any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein.

          (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the Rules and Regulations and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein.

          (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the provisions of the Exchange Act and the Rules and Regulations and any further Incorporated Documents so filed will, when they are filed, comply in all material respects with the provisions of the Exchange Act and the Rules and Regulations; no such document at any such times contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) No order preventing or suspending the use of any Prepricing Prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission.

          (e) The consolidated financial statements of the Company (together with related notes) included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the financial position of the Company as at the dates indicated and the results of its operations for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as disclosed therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. All statutory financial statements of the Company and its subsidiaries where required or permitted to be prepared in accordance with the insurance laws of each of the jurisdictions in which it conducts its business and the rules and regulations promulgated thereunder, from which certain ratios and other statistical data contained or incorporated by reference in the Registration Statement and the Prospectus have been derived, and for each relevant period have been prepared in conformity in all material respects with the requirements of such insurance laws and such rules and regulations and present fairly the information purported to be shown.

          (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(i) there has been no material adverse change in the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries considered as a whole, and there has not been any change in the capital stock of the Company or any payment of or declaration to pay any dividends or any other distributions with respect to the Company's capital stock, except as set forth in the Prospectus, and (iv) there has not been any material change in the shareholders' equity, statutory surplus or reserves (including any such change in the loss and loss expense reserves) of the Company or any of its subsidiaries.

          (g) The Company has been duly incorporated and organized and is validly existing as a corporation and as an exempted company in good standing under the laws of Bermuda with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole.

          (h) Each of the subsidiaries of the Company has been duly incorporated and organized and is validly existing as a corporation and in the case of LaSalle Re as an exempted company in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; and each is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable, and (except as otherwise described in the Registration Statement and the Prospectus) as of the Closing Date all such capital stock will be owned by the Company, directly or through one or more of its subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, security interest, adverse claim or equity.

          (i) Neither the Company nor any of its subsidiaries is in violation of its or any of their charters or bye-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them or their properties may be bound; no consent, approval, authorization, order, registration, filing, qualification or other action of or with any court, regulatory body, arbitrator, administrative body or other governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required and have been obtained from the Bermuda Monetary Authority and under the Act, the Exchange Act, the Rules and Regulations or as may be required under state securities or Blue Sky laws (including state insurance securities laws) in connection with the distribution of the Shares by the Underwriters; and the issue and sale of the Shares and the terms thereof (including the payment of dividends thereon), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action conflict with or result in a breach or violation of the terms and provisions of or constitute a default under (i) the memorandum of association or bye-laws or other organizational documents of the Company or any of its subsidiaries or (ii) any statute, rule, regulation or administrative or court decree or order of any governmental agency or body (including, without limitation, any insurance regulatory agency or body) or any court or arbitrator, which is applicable to the Company or any of its subsidiaries or any of their respective properties.

          (j) Each of the Company and its subsidiaries possesses all necessary consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "Permits") which are necessary to conduct the business now operated by it; each of the Company and its subsidiaries has fulfilled and performed all obligations necessary to maintain such Permits; all of such Permits are in full force and effect; there is no pending, or to the knowledge of the Company or any of its subsidiaries, contemplated or threatened action, suit, proceeding, investigation or event against or involving the Company or any of its subsidiaries (and neither the Company nor any of its subsidiaries know of any reasonable basis for any such action, suit, proceeding, investigation or event) that could lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company and its subsidiaries considered as a whole; neither the Company nor any of its subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional Permit from such authority, commission or body is needed to be obtained by either the Company or any of its subsidiaries; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by the Company or any of its subsidiaries or the continuation of the business of the Company or any subsidiary of the Company as currently conducted.

          (k) Except as set forth in the Prospectus, as amended or supplemented, there is no (i) action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its subsidiaries, contemplated or threatened against the Company or any of its subsidiaries, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or body, domestic or foreign, or (iii) injunction, restraining order or order of any nature by a court of competent jurisdiction that has been issued, any of the foregoing of which (a) might individually or in the aggregate result in any material adverse change in the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company and its subsidiaries considered as a whole, (b) might materially and adversely affect the properties or assets thereof, (c) might interfere with or adversely affect the offering of the Shares in the manner contemplated by the Prospectus, (d) is required to be disclosed in the Registration Statement or the Prospectus and is not disclosed or (e) in any manner seek to challenge the validity of this Agreement or the Shares; and there are no material contracts or other documents which are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or to any Incorporated Document which have not been so described or have not been so filed as required.

          (l) Each of the Company and its subsidiaries has good and marketable title to all personal property and assets owned by it, in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus or (ii) such as do not materially and adversely affect the value of such property to the Company or such subsidiary, and do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary; neither the Company nor any of its subsidiaries owns any real property; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made by the Company or any of its subsidiaries, and no default (other than any default by the lessor) related thereto has occurred or is continuing.

          (m) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (n) The Company and LaSalle Re have an authorized capitalization as set forth or incorporated by reference in the Prospectus, and on the Closing Date, all of the outstanding shares of capital stock of the Company and LaSalle Re (including the Shares) will have been duly authorized and validly issued and will be fully paid and non-assessable; such shares conform to the description thereof contained or incorporated by reference in the Prospectus; the Shares are not subject to pre-emptive or other similar rights; the form of certificates for the Shares conforms to the requirements of the laws of Bermuda and the NYSE; the Company has received clearance from the NYSE to file a listing application with respect to the Shares and has no reason to believe that the Shares will not be authorized for listing on the NYSE.

          (o) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or its subsidiaries, contemplated or threatened against the Company or any of its subsidiaries, or any injunction, restraining order or order of any nature by a court of competent jurisdiction, arising out of or in connection with the consummation of the transactions contemplated by this Agreement.

          (p) Consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not constitute unlawful financial assistance by the Company or LaSalle Re under Bermuda law.

          (q) Except as described in the Prospectus, there are no (i) contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or such subsidiary to file a registration statement under the Act with respect to any securities of the Company or such subsidiary owned or to be owned by such person or to require the Company to include such securities under the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company or such subsidiary under the Act or (ii) outstanding options, warrants or other rights with respect to the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any subsidiary or any security convertible or exchangeable into or exercisable for such shares.

          (r) Each of the Company and its subsidiaries has filed all reports, information statements and other documents as required to be filed pursuant to applicable insurance statutes, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Applicable Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Applicable Insurance Laws, except where the failure to file such reports, information statements or other documents would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company and its subsidiaries considered as a whole; and each of the Company and its subsidiaries maintains its books and records in accordance with the Applicable Insurance Laws, except where the failure to so maintain its books and records would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole.

          (s) LaSalle Re is duly registered as an insurer and is subject to regulation and supervision in Bermuda. Each of the Company and its subsidiaries is duly licensed or admitted as an insurer or an insurance holding company, as applicable, in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Prospectus.

          (t) The Company and each of its subsidiaries are in compliance with the applicable requirements of the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder (collectively, the "Bermuda Insurance Act"); and neither the Company nor any of its subsidiaries is subject to the insurance laws of any other jurisdiction, except that LaSalle Re Corporate Capital Ltd., a Bermuda corporation and a subsidiary of the Company ("LaSalle Re Capital"), has been admitted by Lloyd's of London ("Lloyd's") to corporate membership, is an underwriting member of Lloyd's and is subject to insurance laws and regulations applicable to members of Lloyd's.

          (u) All liability, property and casualty, workers compensation, directors' and officers' liability, surety bonds and other similar insurance contracts that insure the business, properties, operations or affairs of the Company and each of its subsidiaries or affect or relate to the ownership, use or operation of the Company's or any of its subsidiaries' assets or properties are in full force and effect and, to the knowledge of the Company and each of its subsidiaries, are with financially sound and reputable insurers and in accordance with normal industry practice and, to the knowledge of the Company and each of its subsidiaries, in light of the respective businesses, properties, operations and affairs of the Company and each of its subsidiaries, are in amounts and provide coverage that is reasonable and customary for persons in similar businesses or for similar property.

          (v) All reinsurance treaties, retrocessional agreements, contracts and agreements to which the Company or any of its subsidiaries is a party are in full force and effect and neither the Company nor any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where any such violation or default would not have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries taken as a whole; neither the Company nor any of its subsidiaries has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform in any material respect such treaty, contract or agreement, and the Company and its subsidiaries have no reason to believe that any of the other parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement.

          (w) To the knowledge of the Company and each of its subsidiaries, no change in any insurance law or regulation is pending which could have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, earnings, business, prospects or results of operations of the Company or any of its subsidiaries.

          (x) The Company, LaSalle Re and LaSalle Re Capital have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption "Certain Tax Considerations --Taxation of the Company and its Subsidiaries--Bermuda."

          (y) Other than as permitted by the Act or the Rules and Regulations, the Company and its subsidiaries have not distributed and will not distribute, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.

          (z) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of its subsidiaries, is threatened.

          (aa) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (bb) Other than as set forth in this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage commission, finder's fee or other like payment as a result of any of the transactions contemplated by this Agreement.

          (cc) Any certificate signed by an officer of the Company or any of its subsidiaries in their capacities as such and delivered, pursuant to this Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Shares, to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (dd) To the knowledge of the Company and each of its subsidiaries, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, or any law relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws.

          (ee) KPMG Peat Marwick, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, is the independent public accountant with respect to the Company as required by the Act and the Rules and Regulations.

          (ff) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in all material respects in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (gg) Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, and any material taxes, including any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

          (hh) The Company and each of its subsidiaries owns or has valid and adequate rights to use all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights owned by it or necessary for the conduct of its respective business, free and clear of all liens, claims, security interests, encumbrances and restrictions that may materially interfere with the conduct of its business, and neither the Company nor any of its subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing.

          (ii) As of the Closing Date, LaSalle Re, LaSalle Re (Services) Limited ("LaSalle Services") and LaSalle Re Capital will be the only "subsidiaries" of the Company within the meaning of Rule 405 under the Act, and each of them is listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement.

          (jj) There are no currency exchange control laws or withholding taxes imposed in Bermuda or the United Kingdom that are applicable to the payment of dividends (i) on the Shares by the Company or (ii) by any subsidiary of the Company, except in the United Kingdom to the extent that dividends payable are subject to the payment at the same time of Advance Corporation Tax under the laws of the United Kingdom.

          (kk) Neither the Underwriters nor any subsequent purchasers of the Shares is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

          (ll) The Company and each of its subsidiaries have validly appointed CT Corporation Systems as its authorized agent to receive service of process in any suit, action or proceeding as contemplated in Section 5(n) above.

          (mm) The Company and its subsidiaries are implementing a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believe that such risk will be remedied on a timely basis without material expense and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries have made due inquiry that each service provider and broker of the Company or any of its subsidiaries and each cedent of the Company or any of its subsidiaries with whom the Company directly interfaces has remedied or will remedy on a timely basis its Year 2000 Problem, except to the extent that a failure to remedy by any such service provider, broker or cedent would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance in all material respects with all of the Commission's interpretive releases, "frequently asked questions" and other directives related to disclosure of the Year 2000 Problem.

          (nn) There are no transfer taxes or other similar fees or charges under Bermuda law, the laws of the United States, or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

          (oo) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

         (pp) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Representatives.

     7.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through a Representative expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prepricing Prospectus or the Prospectus (as then amended or supplemented) shall not have been delivered or sent to such person within the time required by the Act and the Rules and Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus or the Prospectus was corrected in the Prepricing Prospectus or the Prospectus (as then amended or supplemented), provided that the Company has delivered the Prepricing Prospectus or the Prospectus (as then amended or supplemented) to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; however, the omission to notify the indemnifying party shall relieve the indemnifying party from liability only to the extent prejudiced thereby. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel within a reasonable period of time after being notified of such action, suit or proceeding, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors and officers of the Company who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of the Company's directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, the Company's directors, any such officer and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or the Company's directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Company's directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a material adverse effect on the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries taken as a whole, not contemplated by the Prospectus, which in your opinion would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Company and LaSalle Re, dated the Closing Date and addressed to you to the effect that:

          (i) This Agreement is a valid and binding agreement of the Company (other than the indemnity and contribution provisions thereof, as to which such counsel need not express an opinion), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (ii) On the Closing Date, all of the outstanding shares of capital stock of the Company and LaSalle Re (including the Shares) conformed in all material respects to the descriptions thereof contained or incorporated by reference in the Prospectus; to the knowledge of such counsel, the Shares are not subject to any contractual pre-emptive or other similar rights; the form of certificates for the Shares conforms to the requirements of the NYSE; and a filing has been made by the Company on Form 8-A for registration of the Shares pursuant to Section 12(b) under the Exchange Act.

          (iii) To the knowledge of such counsel there is no legal or governmental action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, contemplated or threatened against the Company or any of its subsidiaries or any injunction, restraining order or order of any nature by a court of competent jurisdiction, arising out of or in connection with the consummation of the transactions contemplated by this Agreement.

          (iv) The Registration Statement and each post-effective amendment, if any, is effective under the Act and the Rules and Regulations and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Prepricing Prospectus has been issued under the Act or the Rules and Regulations or proceedings therefor initiated or threatened or are pending or contemplated by the Commission, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with such rule.

          (v) Statements set forth in the Prospectus under the headings "Risk Factors", "Business", "Description of Series C Preferred Shares" and in the Registration Statement under Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings or refer to statements of United States regulation, laws or legal conclusions referred to therein fairly present the information called for with respect to such legal matters, documents or proceedings and statements, and are accurate in all material respects.

          (vi) No consent, approval, authorization, order, filing, registration, qualification or other action of or with any United States court, regulatory body, arbitrator, administrative body or other governmental authority or agency is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as may be required and have been obtained under the Act, the Exchange Act and the Rules and Regulations, or as may be required under state securities or Blue Sky laws (including state insurance securities laws) in connection with the distribution of the Shares by the Underwriters; and the issue and sale of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is listed on Exhibit A to such opinion, nor will any such action conflict with or result in a breach or violation of the terms and provisions of or constitute a default under any material statute, rule, regulation or administrative or court decree or order of any governmental agency or body or any court or arbitrator, that is applicable to the Company or any of its subsidiaries or any of their respective properties.

          (vii) The Company and each of its subsidiaries have validly appointed CT Corporation Systems as its authorized agent to receive service of process in any suit, action or proceeding as contemplated in Section 5(n) above.

          (viii) To the knowledge of such counsel, there is no (i) legal or governmental action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, contemplated or threatened against the Company or any of its subsidiaries; (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or body, domestic or foreign, or (iii) injunction, restraining order or order of any nature by a court of competent jurisdiction that has been issued, any of the foregoing of which (a) is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed; or (b) in any manner seeks to challenge the validity of this Agreement or the Shares; and, after due inquiry, such counsel is not aware of any material contract or other document that is required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or to any Incorporated Document that is not so described or filed as required.

          (ix) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

          (x) Such counsel (1) is of the opinion that the Registration Statement (including the Incorporated Documents), as of the date it became effective, any amendment to the Registration Statement (including the Incorporated Documents), as of its effective date, and the Prospectus, as of its date (except for the financial statements and schedules included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act and the Rules and Regulations, (2) is of the opinion that each of the Incorporated Documents (except for the financial statements and schedules included therein, as to which no opinion need be expressed), as of the dates that they were filed, complies as to form in all material respects with the Exchange Act and the Rules and Regulations, and (3) shall also state that nothing has come to their attention that leads them to believe that (except for the financial statements and schedules included therein, as to which no belief need be expressed) the Registration Statement (including the Incorporated Documents), (except for the financial statements and schedules included therein, as to which no opinion need be expressed) as of the date it became effective, or any amendment to the Registration Statement (including the Incorporated Documents), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that the Prospectus (except for the financial statements and schedules included therein, as to which no opinion need be expressed), as of its date, as of the date of any amendments or supplements thereto, and as amended or supplemented at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xi) The discussion of tax matters set forth under the heading "Certain Tax Considerations" in the Prospectus accurately reflects such counsel's opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion).

          Such opinion shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of the Company and its subsidiaries, at which the contents of the Registration Statement and Prospectus (including the contents of all Incorporated Documents) were discussed. With respect to subparagraph (x) of paragraph (c) above, such counsel may state they are not passing upon the adequacy or accuracy of the financial or statistical data contained in the Registration Statement or Prospectus or any Incorporated Document. Regarding matters relating to Bermuda law, such counsel shall be entitled to rely on the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company.

          (d) You shall have received a favorable opinion of Conyers Dill & Pearman, Bermuda counsel for the Company, LaSalle Re and LaSalle Re Capital, dated the Closing Date, to the effect that:

               (i) Each of the Company, LaSalle Re and LaSalle Re Capital is incorporated and validly existing as an exempted company, and has been duly organized (meaning that the provisional directors meeting and the statutory members meeting required by the Companies Act 1981 have been held), under the laws of Bermuda and is in good standing under the laws of Bermuda (meaning that it has not failed to make any required filing with any Bermuda government authority or to pay any Bermuda government fee or tax, the failure of which would make such company liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda) with all requisite corporate power and authority and has all necessary permits of Bermuda government authorities (including regulatory authorities) which remain in full force and effect, to carry on its business and to own, lease and operate its properties as both are described in the Registration Statement and the Prospectus.

               (ii) Based solely upon certified copies of the respective members registers, the minutes, resolutions, memoranda of association and Bye-laws of the Company, LaSalle Re and LaSalle Re Capital which such counsel has examined and searches of the register of charges maintained by the Bermuda Registrar of Companies: (a) all of the issued shares in the capital of such companies, including the Shares to be sold by the Company, have been duly and validly authorized and have been (or, in the case of the Shares to be sold by the Company, when issued and paid for in accordance with this Agreement, will
be) duly and validly issued and are (or, in the case of the Shares to be sold by the Company, will at such time be) fully paid and non-assessable (which term when used in such opinion shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares); and
(b) each of LaSalle Re and LaSalle Re Capital is a subsidiary of the Company. The Shares are not subject to any statutory pre-emptive rights (or similar statutory rights), and the form of share certificates relating thereto conforms with the requirements of Bermuda law.

               (iii) LaSalle Re is duly registered as an insurer under The Insurance Act 1978 and the regulations promulgated thereunder (together, the "Insurance Act") and as so registered, LaSalle Re may conduct the insurance business as described in the Prospectus; and, based solely on Certificates of Compliance issued by the Bermuda Registrar of Companies and without independent enquiry, LaSalle Re has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents or other information required to be filed under the Insurance Act.

               (iv) The Company has taken all corporate action required to authorize its due execution, delivery and performance of this Agreement. This Agreement has been duly authorized and executed by the Company and when delivered will constitute the valid and binding obligations thereof enforceable in accordance with its terms.

               (v) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not: (a) violate any provision of the Memorandum of Association or Bye-laws of the Company or LaSalle Re; (b) contravene any provision of any of the laws, rules and regulations of Bermuda; (c) based solely upon a search of the Cause Book maintained in the registry of the Bermuda Supreme Court, and without further enquiry, contravene any judgment, order or decree by the Bermuda Supreme Court against the Company or LaSalle Re; or (d) require any consent, approval, authorization, qualification or order of, or filing or registration with, any Bermuda Court or Bermuda governmental agency (including regulatory and administrative), except such as have been obtained.

               (vi) Based solely upon a search of the Cause Book maintained in the registry of the Bermuda Supreme Court and without further enquiry, there is no action, suit, proceeding, injunction, restraining order or other order now pending before any Bermuda Court against the Company, LaSalle Re or LaSalle Re Capital or any of their respective properties.

               (vii) Based solely upon a search of the register of charges maintained by the Bermuda Registrar of Companies, and without further enquiry, there are no registered liens, encumbrances, equities or claims in such register of charges in respect of those shares issued in the Company, LaSalle Re and LaSalle Re Capital other than: (a) a Mortgage of Shares dated as of 1 December 1995 between the Company and Chemical Bank; and (b) a Deed dated as of 1 December 1995 between the Company and Chemical Bank.

               (viii) All statements made in the Registration Statement and Prospectus with respect to statutes, regulations, rules, treaties and other laws of Bermuda fairly and accurately present the information set forth therein and such counsel's opinion as to such matters.

               (ix) Based upon an assumption that there are reasonable grounds for believing that immediately before and after entering this Agreement the Company (a) is able to pay its liabilities as they fall due and (b) has assets with a realizable value equal to or greater than the sum of its respective liabilities, issued share capital and share premium account, the consummation of the transactions contemplated by this Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained herein) will not constitute unlawful financial assistance by the Company under Bermuda law.

               (x) Each of the Company, LaSalle Re and LaSalle Re Capital has received from the Bermuda Minister of Finance an assurance pursuant to the Exempted Undertakings Tax Protection Act 1966 to the effect set forth in the Prospectus under the heading "Certain Tax Considerations--Taxation of the Company and its Subsidiaries--Bermuda."

               (xi) The Underwriters and subsequent purchasers of the Shares purchased pursuant to this Agreement are not subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of such Shares, and there are no currency exchange control laws or withholding taxes that are applicable to the payment of dividends by the Company, LaSalle Re or LaSalle Re Capital.

               (xii) There are no statutes or Bermuda government rules, regulations or orders which seek to challenge the validity of this Agreement or the Shares.

               (xiii) The issue and sale of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Company, LaSalle Re or LaSalle Re Capital pursuant to this Agreement or the Prospectus.

               (xiv) The discussion of tax matters relating to Bermuda set forth under the heading "Certain Tax Considerations" in the Prospectus accurately reflects the opinion of such counsel as to such matters (subject to the qualifications and assumptions set forth in such discussion).

               (xv) Upon delivery of the share certificates duly executed in favour of the Underwriters' designees in respect of the Shares, and the entry in the Company's register of members of such designees, such designees will be the registered owners of legal title to such Shares.

          (e) You shall have received a favorable opinion of Clyde & Co., United Kingdom counsel for the Company and LaSalle Services, dated the Closing Date, to the effect that:

               (i) LaSalle Services has been duly incorporated and organized and is validly existing as a corporation under the laws of the United Kingdom, with all requisite power and authority (corporate and otherwise) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; all of the issued and outstanding capital stock of LaSalle Services has been duly authorized and validly issued and is fully paid and non-assessable and, all of such capital stock (except as otherwise described in the Registration Statement or the Prospectus) will be owned by the Company, directly or through one or more of its subsidiaries and, to the knowledge of such counsel, free and clear of any mortgage, pledge, lien, encumbrance, security interest, adverse claim or equity.

               (ii) There are no currency exchange control laws or withholding taxes that are applicable to the payment of dividends by LaSalle Services, except to the extent that dividends payable are subject to the payment at the same time of Advance Corporation Tax under the tax laws of the United Kingdom.

               (iii) The discussion set forth under the heading "Certain Tax Considerations--Taxation of the Company and its Subsidiaries--United Kingdom" in the Prospectus is accurate (subject to the qualifications, limitations and assumptions set forth in such discussion).

               (iv) Neither the Company nor any of its subsidiaries is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, under, or to otherwise comply with, the insurance laws or regulations of any jurisdiction within the United Kingdom in order to conduct their respective businesses as described in the Prospectus, provided that LaSalle Re Capital is admitted by Lloyd's to corporate membership and is an underwriting member of Lloyd's.

          (f) You shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to such matters as you may reasonably request. Regarding matters relating to Bermuda law, such counsel shall be entitled to rely on the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company.

          (g) You shall have received from the Chief Executive Officer and the Chief Financial Officer of the Company a certificate, dated the Closing Date, in which such officers, to the best of their knowledge and after reasonable investigation, shall state that there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) any material adverse change in the condition, financial or otherwise, earnings, business, prospects, or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) any material transaction entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, or (iii) any material change in the capital stock of the Company or any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business), except in the case of clauses (i),
(ii) and (iii) as set forth in the Prospectus; the representations and warranties of the Company contained in Section 6 are true and correct with the same force and effect as though made on and as of the Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened or are contemplated by the Commission.

          (h) You shall have received from KPMG Peat Marwick, independent public accountants, two letters, the first dated the date of this Agreement and the other dated the Closing Date, addressed to the Underwriters (with conformed copies for each of the Underwriters), substantially in the forms heretofore approved by you.

          (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (j) Prior to the Closing Date the Company shall have received clearance from the NYSE to file a listing application with respect to the Shares and shall have no reason to believe that the Shares will not be authorized for listing on the NYSE.

          (k) The Shares shall have a rating of at least (i) "BBB" from Standard & Poor's Rating Services and (ii) "ba1" from Moody's Investors Service, Inc., and the Company shall have delivered to the Representatives a letter from each such rating agency (or other evidence satisfactory to the Representatives), confirming that the Shares have such rating.

          (l) On and after the date hereof, except as disclosed in the Prospectus, (i) no downgrading shall have occurred in any rating (or preliminary rating) of any active insurance subsidiary of the Company or any securities of the Company by A.M. Best Company, Inc., Standard & Poor's Ratings Services or Moody's Investors Service, Inc. (each, a "Rating Agency"), (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, without indicating an improvement, any such rating, and (iii) neither the Company nor any of the Representatives shall have received any indication of any such downgrading.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

     9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance of the Company's respective obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of each registration statement and the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each registration statement, the Registration Statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the fees and expenses of the Registrar and Transfer Agent for the Shares and its counsel; (viii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and
(x) any fees and expenses payable in connection with the rating of the Shares.

     10.  Effective Date of Agreement.  This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

     11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal, New York State or Bermuda authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on page ii, the first paragraph of text under the caption "Underwriting" concerning the terms of the offering by the Underwriters and the table thereunder and the fourth and sixth paragraphs in such Underwriting section in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6 and 7 hereof.

     14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(j) and 7 hereof shall survive the termination or cancellation of this Agreement.

     15. Miscellaneous. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to LaSalle Re Holdings Limited, 441-292-2656 and confirmed to it at LaSalle Re Holdings Limited, 25 Church Street, P.O. Box HM 1502, Hamilton HM FX Bermuda, Attention:
Victor H. Blake, Chairman.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Company's directors and officers, the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     18. Counterparts. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                              Very truly yours,

                              LASALLE RE HOLDINGS LIMITED


                              By _____________________________
                                  Victor H. Blake
                                  President and Chief
Executive Officer


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated

By Salomon Smith Barney Inc.


By_______________________
    Name:
    Managing Director

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement